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                                                                    Exhibit 10.2

                             INTERCREDITOR AGREEMENT

                  THIS INTERCREDITOR AGREEMENT, dated as of August __, 2002 (as modified, amended, restated or supplemented from time to time, this "Agreement"), is by and between GENERAL ELECTRIC CAPITAL CORPORATION, a Delaware corporation ("GECC"), acting in its capacity as the administrative agent under the OpCo Credit Agreement (hereinafter defined) and the other "Loan Documents" referenced therein (in such capacity, together with its successors in such capacity, the "OpCo Agent"), and LEHMAN COMMERCIAL PAPER INC., a New York corporation ("LCPI"), acting in its capacity as the agent under the Warehouse Agreement (hereinafter defined) and the other "Loan Documents" referenced therein (in such capacity, together with its successors in such capacity, the "Warehouse Agent").

                                R E C I T A L S:

                           A. ALLIANCE LAUNDRY SYSTEMS LLC, a Delaware limited liability company ("ALS"), has entered into a Receivables Warehouse Agreement dated as of May 5, 1998 (as amended, supplemented, restated or otherwise modified from time to time, the "Sale Agreement") with ALLIANCE LAUNDRY RECEIVABLES WAREHOUSE LLC, a Delaware limited liability company (the "SPE"), pursuant to which ALS has agreed to convey to the SPE, and the SPE has agreed to purchase and accept from ALS, all of the right, title and interest of ALS in certain Specified Assets (as defined in the Sale Agreement).

                           B. The SPE is financing its purchases of Specified Assets under the Sale Agreement in part with the proceeds of loans made to the SPE pursuant to the terms of a Loan and Security Agreement dated as of May 5, 1998 (as amended, supplemented, restated or otherwise modified from time to time, the "Warehouse Agreement") among the SPE, as borrower, the financial institutions from time to time party thereto (collectively, the "Warehouse Lenders"), and the Warehouse Agent.

                           C. ALLIANCE LAUNDRY HOLDINGS LLC, a Delaware limited liability company ("Parent"), ALS, GECC and the other financial institutions from time to time party thereto (collectively, the "OpCo Lenders"), Lehman Brothers, Inc., as Arranger, and the OpCo Agent are parties to that certain Amended and Restated Credit Agreement dated as of the date hereof (as amended, supplemented, restated or otherwise modified from time to time, the "OpCo Credit Agreement"), pursuant to which the OpCo Lenders have agreed to make certain loans and other credit accommodations available to or for the account of ALS, provided that, among other conditions, ALS secures its obligations under the OpCo Credit Agreement, and each of Parent and ALLIANCE LAUNDRY CORPORATION, a Delaware corporation ("ALC"), guarantees ALS's obligations under the OpCo Credit Agreement and secures its

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         guarantee, in each case, pursuant to the terms of an Amended and
         Restated Guarantee and Collateral Agreement dated as of the date hereof by and among ALS, Parent, ALC and the OpCo Agent (as amended, supplemented, restated or otherwise modified from time to time, the "Guarantee and Collateral Agreement").

                           D. The parties hereto wish to set forth certain agreements with respect to the assets conveyed or encumbered pursuant to the agreements described above.

              NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

                             ARTICLE 1. DEFINITIONS

         1.1. Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

              "Asset" means a Trade Receivable or an Equipment Loan, regardless of whether it is owned by an Originator or by the SPE.

              "Bankruptcy Code" means the provisions of title 11 of the United States Code, 11 U.S.C.(S)(S) 101 et seq.

              "Business Day" means any day that is not a Saturday, a Sunday or a day on which banks are required or permitted to be closed in any of the States of Illinois, Wisconsin or New York.

              "Claim" means the OpCo Claim or the Warehouse Claim, as applicable.

              "Collection Accounts" means, collectively, all lockboxes, bank accounts or cash collateral accounts, any rights in and to any escrow assets or any similar accounts or assets relating to, or containing or constituting Collections or proceeds of or distributions on, any of the Assets, including, without limitation, each of the Trade Receivables Lockboxes, Trade Receivables Demand Deposit Accounts, Trade Receivables Lockbox Accounts, Equipment Loan Lockboxes, Equipment Loan Demand Deposit Accounts, Equipment Loan Lockbox Accounts and the Cash Collateral Account (each, as defined in the Warehouse Agreement).

              "Collections" means with respect to any Asset, the sum of all amounts, whether in the form of cash, checks, drafts, or other instruments, received by the SPE, an Originator, the Servicer or in a Collection Account in payment of, or applied to, any amount owed by an Obligor on account of such Asset, including, without limitation, all amounts in respect of fees with respect to such Asset and all proceeds of any collateral for such Asset (if any).

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                  "Contract" means any contract (including, without limitation, any loan agreement, instrument, lease, installment purchase contract or other written agreement), invoice, or other writing evidencing any Asset.

                  "Disposition" means any liquidation of the Parent or any of its Subsidiaries or their assets, the establishment of any receivership for the Parent or any of its Subsidiaries or their assets, a bankruptcy proceeding (either voluntary or involuntary) of the Parent or any of its Subsidiaries, the payment of any insurance, condemnation, confiscation, seizure or other claim upon the condemnation, confiscation, seizure, loss or destruction of, or damage to, or any other sale, transfer, assignment or other disposition of assets of the Parent or any of its Subsidiaries (other than the sale, contribution and pledge of interests in the Warehouse Collateral pursuant to the Sale Agreement and the Warehouse Agreement).

                  "Effective Advance Rate" means, on any date of determination following delivery of an Enforcement Notice by the OpCo Agent to the Warehouse Agent and ALS, the percentage of the aggregate outstanding principal balance of all New Assets that the Warehouse Lenders have advanced in cash, taking into account all exclusions (whether for ineligibles, overconcentrations, reserves or otherwise) taken by the Warehouse Agent pursuant to the Warehouse Agreement.

                  "Enforcement" means, collectively or individually, (a) acceleration of the loans and other obligations outstanding under the Warehouse Agreement and/or the OpCo Loan Documents; or (b) commencement of any judicial or nonjudicial enforcement of any of the default rights and remedies against the Parent or any of its Subsidiaries (other than the SPE) or any of their respective assets under the OpCo Loan Documents or against the SPE nor any of its assets under the Warehouse Documents.

                  "Enforcement Notice" means a written notice delivered in accordance with Section 2.4 hereof which notice: (a) if delivered by the Warehouse Agent, shall state that (i) a Warehouse Event of Default has occurred under the Warehouse Agreement, (ii) the loans and other obligations outstanding thereunder have been accelerated, and (iii) an Enforcement Period has commenced, and (b) if delivered by the OpCo Agent, (i) shall state that (A) an OpCo Event of Default has occurred, (B) the indebtedness of the Parent and its Subsidiaries (other than the SPE) to the OpCo Agent or any of the OpCo Lenders under the OpCo Loan Documents has been accelerated, and (C) an Enforcement Period has commenced, and (ii) may, subject to the conditions specified in Section 2.1 of this Agreement, state that subsequent sales and contributions of Assets under the Sale Agreement must terminate.

                  "Enforcement Period" means the period of time following the receipt by either the OpCo Agent or the Warehouse Agent of an Enforcement Notice delivered by the other until the earliest of the following: (a) the Warehouse Claim has been satisfied in full, the Warehouse Lenders and the Warehouse Agent have no further obligations under the Warehouse Documents and the Warehouse Documents have been terminated; (b) the OpCo Claim has been satisfied in full, the OpCo Agent and the OpCo Lenders have no further obligations under the OpCo Loan Documents and the OpCo Loan Documents have been terminated; and (c) the parties hereto agree in writing to terminate the Enforcement Period.

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                  "Equipment" has the meaning specified in the Warehouse
Agreement.

                  "Equipment Loan" means a loan or finance lease secured by Equipment, which loan or finance lease was originated by an Originator, including without limitation, the obligation to pay any finance, interest, late payment or similar charges with respect thereto.

                  "Governmental Authority" means any nation or government, any state or other political subdivision thereof, and any agency, department or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

                  "Lien" means any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC or comparable law of any jurisdiction.

                  "New Assets" means, as of any date of determination, all Transferred Assets transferred to the SPE on any day following the date on which the OpCo Agent delivers the Enforcement Notice referred to in clause (a) of
Section 2.1 of this Agreement.

                  "Obligor" means, with respect to any Asset, the Person primarily obligated to make payments in respect thereof.

                  "OpCo Claim" means all of the indebtedness, obligations and other liabilities of the Parent or any of its Subsidiaries (other than the SPE) now or hereafter arising under, or in connection with the OpCo Loan Documents, including, but not limited to, all reimbursement obligations of the Parent with respect to any loans made or any letters of credit issued thereunder, all guarantee obligations of the Parent's Subsidiaries (other than the SPE) under the OpCo Loan Documents, any interest thereon (including, without limitation, interest accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to any of the Parent or its Subsidiaries (other than the SPE), whether or not such interest is an allowed claim in any such proceeding), any reimbursement obligations, premiums, make-whole amounts, yield maintenance amounts, fees or expenses due thereunder, and any costs of collection or enforcement.

                  "OpCo Collateral" means all property and interests in property now owned or hereafter acquired or created, of the Parent or any of its Subsidiaries (other than the SPE) in or upon which a OpCo Interest is granted or purported to be granted by any such Person to the OpCo Agent under any of the OpCo Loan Documents, excluding, however, the Warehouse Collateral.

                  "OpCo Event of Default" has the meaning ascribed to the terms "Event of Default" or "Default" in the OpCo Credit Agreement.

                  "OpCo Interest" means, with respect to any property or interest in property (including, without limitation, the OpCo Collateral), now owned or hereafter acquired or created,

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of the Parent or any of its Subsidiaries (other than the SPE), any lien, claim, encumbrance, security interest or other interest of the OpCo Agent in such property or interests in or to such property.

                  "OpCo Loan Documents" means the OpCo Credit Agreement, the Guarantee and Collateral Agreement, and all other "Loan Documents" under and as defined in the OpCo Credit Agreement.

                  "OpCo Lockbox Account" means a lockbox and associated account in the name of ALS that is subject to a first priority perfected security interest in favor of the OpCo Agent into which only proceeds of OpCo Collateral are to be deposited.

                  "Originator" means ALS and any of its affiliates that is hereafter added to the Sale Agreement as a seller or contributor of Assets thereunder.

                  "Outstanding Balance" means (a) with respect to any Trade Receivable and as of any date of determination, the amount (which amount shall not be less than zero) equal to (i) the amount billed to the Obligor thereof, minus (ii) all Collections received from the Obligor thereunder, minus (iii) all discounts to or any other modifications that reduce such amount billed to the Obligor; provided that if the Warehouse Agent or the Servicer makes a determination that all payments by such Obligor with respect to such amount billed have been made, the Outstanding Balance shall be zero, and (b) with respect to any Equipment Loan and as of any date of determination, the then outstanding principal balance thereof.

                  "Person" means any individual, sole proprietorship, partnership, joint venture, unincorporated organization, trust, association, corporation (including a business trust), limited liability company, institution, public benefit corporation, joint stock company, Governmental Authority or any other entity of whatever nature.

                  "Records" means all Contracts, Servicing Records (as defined in the Sale Agreement) and other documents, books, records and other information (including computer programs, tapes, disks, data processing software and related property and rights) prepared and maintained by any Originator, the Servicer or the SPE with respect to the Warehouse Collateral and the Obligors thereunder.

                  "Returned Goods" means all right, title and interest of any Originator or the SPE, as applicable, in and to returned, repossessed, reclaimed, traded-in or foreclosed upon Equipment or other goods, the sale or financing of which gave rise to an Asset.

                  "Servicer" has the meaning specified in the Warehouse
Agreement.

                  "Subsidiary" means, with respect to any Person, any corporation or other entity (a) of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at the time directly or indirectly owned by such Person or (b) that is directly or indirectly controlled by such Person within the meaning of control under Section 15 of the Securities Act of 1933, as amended from time to time.

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                  "Trade Receivable" means any indebtedness and other
obligations (other than an Equipment Loan) owed to an Originator (prior to giving effect to any sale or other transfer to the SPE under the Sale Agreement, if applicable) whether constituting an account, chattel paper, an instrument or a general intangible, arising in connection with the sale of goods or merchandise or the rendering of services by such Originator, which includes, without limitation, the obligation to pay any finance, interest, late payment or similar charges with respect thereto. Indebtedness and other rights and obligations arising from any one transaction, including, without limitation, indebtedness and other rights and obligations represented by an individual invoice, shall constitute a Trade Receivable separate from a Trade Receivable consisting of the indebtedness and other rights and obligations arising from any other transaction. Restructurings and extensions of such indebtedness and other rights and obligations including, without limitation, a restructuring in which a new Obligor is permitted to assume the obligations of an existing Obligor, shall not be deemed to give rise to the creation of new Trade Receivables.

                  "Transferred Asset" means any Asset in which is sold or contributed to the SPE pursuant to the Sale Agreement.

                  "UCC" means, with respect to any jurisdiction, the Uniform Commercial Code as the same may, from time to time, be enacted and in effect in such jurisdiction.

                  "Unsold Asset" means any Asset or other account, general intangible, instrument or chattel paper of any Originator other than Transferred Assets.

                  "Warehouse Claim" means all indebtedness, obligations and other liabilities of (a) the SPE to the Warehouse Agent and the Warehouse Lenders arising under or in connection with the Warehouse Documents and (b) until and unless all of the obligations to the Warehouse Agent or any Warehouse Lender arising under or in connection with the Warehouse Documents have been fully performed and indefeasibly paid in full in cash to the Warehouse Agent, all obligations and other liabilities of any Originator to the SPE, in each case now or hereafter arising under, or in connection with, the Warehouse Documents, including, but not limited to, all sums or advances now made to or for the benefit of the SPE under the Warehouse Agreement, any yield or interest thereon (including, without limitation, interest or yield accruing after the commencement of a bankruptcy, insolvency or similar proceeding relating to the Originators or the SPE, whether or not such interest or yield is an allowed claim in any such proceeding), any repayment obligations, fees or expenses due thereunder, and any costs of collection or enforcement.

                  "Warehouse Collateral" means (a) the Transferred Assets (including Returned Goods related to such Transferred Assets), (b) the Collections related to such Transferred Assets, (c) each of the Collection Accounts to which any Collections of such Transferred Assets are deposited and all cash or other property now or hereafter on deposit therein (but in no event shall Warehouse Collateral include any Collections or other monies deposited in such accounts which are not Collections related to Transferred Assets), (d) all Equipment Loan Documents (as defined in the Warehouse Agreement) related to any Transferred Asset, (e) all rights, remedies, powers and privileges of the SPE under such Equipment Loan Documents (including, without limitation, all rights of the SPE in and to the Equipment and other interests that are the subject of the Equipment Loans) and such Trade Receivables; (f) all Servicing Records (as defined in the

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Warehouse Agreement) and other books and records (including, without limitation, computer programs, tapes and other computer storage media) relating to any of the foregoing; (g) all recourse or support obligations, surety bonds, guarantees, indemnities and security relating to any of the foregoing and all letters of credit relating thereto; (h) all insurance policies covering the related Equipment and any proceeds with respect thereto and all FCIA Insurance (as defined in the Warehouse Agreement) covering Trade Receivables included in the Transferred Assets the Obligors with respect to which are not resident in the United States; (i) to the extent not included in the foregoing, all "accounts," "chattel paper," "instruments," "goods" and "general intangibles"
(as defined in the Uniform Commercial Code) relating to or constituting any and all of the foregoing in whole or in part; (j) all other property of the SPE of any nature whatsoever (including, without limitation, all "documents," "equipment" and "inventory" (as defined in the Uniform Commercial Code); (k) all rights of the SPE against the Originators under the Sale Agreement; and (l) any and all replacements, substitutions, distributions on or proceeds of any and all of the foregoing.

                  "Warehouse Documents" means the Sale Agreement, the Warehouse Agreement, and each of the other "Loan Documents" under and as defined in the Warehouse Agreement.

                  "Warehouse Event of Default" means an "Event of Default" under and as defined in the Warehouse Agreement.

                  "Warehouse Interest" means, with respect to any of the Warehouse Collateral or any property or interest in property, any lien, claim, encumbrance, security interest or other interest of any or all of the SPE, the Warehouse Lenders and/or the Warehouse Agent in or to any of such property.

                  "Warehouse Lenders" means LCPI and its assigns under the Warehouse Agreement.

                       ARTICLE 2. INTERCREDITOR PROVISIONS

         2.1. Termination of Sales and Contributions. If (a) the OpCo Agent delivers an Enforcement Notice to the Warehouse Agent and ALS that conforms to the requirements of clause (b)(i) of the definition of "Enforcement Notice" and
(b) the OpCo Agent, following the delivery of such Enforcement Notice, delivers to the Warehouse Agent and ALS a second Enforcement Notice stating that (i) (A) for any day, the Effective Advance Rate under the Warehouse Agreement for New Assets consisting of Trade Receivables is less than 80% or (B) for any day, the Effective Advance Rate under the Warehouse Agreement for New Assets consisting of Equipment Loans is less than 85%, and that (ii) all subsequent sales and contributions of Assets under the Sale Agreement shall terminate, no further sales or contributions shall be permitted under the Sale Agreement. If any such subsequent sale or contribution shall nonetheless occur, the OpCo Interest in the New Assets subject thereto and in all proceeds thereof shall not be released, such New Assets shall not constitute Transferred Assets and any Warehouse Interest therein shall be subordinated to any OpCo Interest therein.

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         2.2. Distribution of Proceeds.

         (a)  From and after delivery by the Warehouse Agent of an Enforcement
Notice: (i) all proceeds of the Warehouse Collateral or any Disposition thereof which come into the possession of the OpCo Agent or any of the OpCo Lenders shall be held in trust for, and promptly turned over to, the applicable Collection Account for application against the Warehouse Claim in accordance with the Warehouse Documents until the Warehouse Claim has been paid and satisfied in full in cash and the Warehouse Documents have terminated, and (ii) any remaining proceeds of the Warehouse Collateral shall be paid to the SPE or as otherwise required by applicable law.

         (b) From and after delivery by the OpCo Agent of an Enforcement Notice, (i) all proceeds of the OpCo Collateral or any Disposition thereof which come into the possession of the Warehouse Agent or any of the Warehouse Lenders shall be held in trust for, and promptly turned over to, the OpCo Lockbox Account if one exists (and otherwise, to the OpCo Agent) for application against (or cash-collateralization of) the OpCo Claim in accordance with the OpCo Documents until the OpCo Claim has been paid and satisfied in full in cash and the OpCo Documents have terminated, and (ii) any remaining proceeds of the OpCo Collateral shall be paid to the Parent or the applicable Subsidiary or as otherwise required by applicable law.

         2.3. Collection Accounts.

         (a) The Warehouse Agent hereby acknowledges that Collections of Unsold Assets which are deposited in the Collection Accounts or otherwise shall not constitute Warehouse Collateral, and the Warehouse Agent has no claim to such Collections as they are not property of the SPE.

         (b) In order to effect more fully the provisions of this Agreement, each of the parties hereto agrees that during an Enforcement Period, it shall not send any notices to the Obligors directing them to remit Collections of any Transferred Assets other than to a Collection Account.

         (c) The OpCo Agent agrees that it shall not, at any time prior to Enforcement, exercise any rights it may have under the OpCo Loan Documents to send any notices to Obligors (i) informing them of the OpCo Agent's interest in the Transferred Assets, or (ii) directing such Obligors to make payments in any particular manner of any amounts due under the Transferred Assets; the OpCo Agent further agrees that it shall not take any of the foregoing actions during Enforcement prior to the later of payment in full of the Warehouse Claim and the termination of the Warehouse Documents, except that the OpCo Agent may inform any Obligors of Unsold Assets that such Unsold Assets have been pledged to the OpCo Agent so long as such notices expressly state that all payments on account of such Unsold Assets shall continue to be made as otherwise required pursuant to the terms of the Warehouse Documents, unless the Warehouse Agent and the OpCo Agent agree otherwise in writing. The Warehouse Agent hereby agrees to return reasonably promptly to the applicable Originator funds received by the Warehouse Agent which are reasonably identified to the Warehouse Agent (through supporting documentation) to constitute proceeds of an Unsold Asset constituting OpCo Collateral (including such funds received in the Collection Accounts); provided that if the OpCo Agent shall so request in a written notice to the Warehouse Agent delivered at any time while an OpCo Event of Default

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exists and is continuing, the Warehouse Agent shall transfer such funds to the
OpCo Lockbox Account instead of returning them to an Originator. The OpCo Agent agrees that, prior to the later of payment in full of the Warehouse Claim and the termination of the Warehouse Documents, if it receives payments directly from any Obligor on account of an Unsold Asset, it shall promptly notify the Warehouse Agent in order that the Warehouse Agent may determine whether such payment was, in fact, properly allocated to such Unsold Asset in accordance with the terms of this Section 2.3, and if the Warehouse Agent shall have reasonably identified (through supporting documentation) to the OpCo Agent that such payment was not properly allocated to such Unsold Asset, the OpCo Agent hereby agrees to return reasonably promptly such payment by wire transfer to the applicable Collection Account.

         2.4. Enforcement Actions. Each of the OpCo Agent and the Warehouse Agent agrees to use reasonable efforts to give an Enforcement Notice to the other prior to commencement of Enforcement (but failure to do so shall not prevent such Person from commencing Enforcement or affect its rights hereunder nor create any cause of action or liability against such Person). Subject to the foregoing, each of the parties hereto agrees that during an Enforcement Period:

         (a) Subject to any applicable restrictions in the Warehouse Documents, the Warehouse Agent may at its option and without the prior written consent of the OpCo Agent take any action to (i) accelerate payment of the Warehouse Claim or any other obligations and liabilities under any of the Warehouse Documents and (ii) liquidate the Warehouse Collateral or foreclose or realize upon or enforce any of its rights with respect to the Warehouse Collateral.

         (b) Subject to any applicable restrictions in and to the terms of the OpCo Loan Documents, the OpCo Agent may, at its option, and without the prior written consent of the Warehouse Agent, take any action to (i) accelerate payment of or require cash collateral for the OpCo Claim or any other obligation or liability arising under any of the OpCo Loan Documents and (ii) liquidate the OpCo Collateral or foreclose or realize upon or enforce any of its rights with respect to the OpCo Collateral.

         2.5. Non-interference. Subject to any applicable restrictions in the Warehouse Documents, the OpCo Agent agrees that to the extent it now or hereafter obtains title to or lawful possession of any premises leased or owned by the Parent, the Servicer, any Originator or the SPE where Records with respect to Warehouse Collateral are maintained or stored: (a) it will permit the Warehouse Lenders and the Warehouse Agent (or their agents, employees or designees) to enter one or more of such premises at any time during reasonable business hours, without force or process of law and without obligation to pay rent or compensation to the OpCo Agent or any of the OpCo Lenders, whether before, during or after an Enforcement Period, and to have access to and use of all Records located thereon for the purpose of enforcing the Warehouse Agent's rights, on behalf of the Warehouse Lenders, with respect to the Warehouse Collateral, and (b) any mortgage of, assignment of, security interest in or lien upon any real property and interests in real property of the Parent or any of its Subsidiaries other than the SPE (whether leased or owned) shall be subject to the Warehouse Lenders' and the Warehouse Agent's rights of access and use of the Records described above.

         2.6. Accountings. If the OpCo Agent delivers written notice to the Warehouse Agent and the Servicer that an OpCo Event of Default has occurred and is continuing, the Warehouse

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Agent shall direct the Servicer to render monthly written statements to the
Warehouse Agent and the OpCo Agent identifying in reasonable detail the Unsold Assets and any Collections received in respect thereof during the calendar month then most recently ended.

         2.7. Agency for Perfection. To the fullest extent permitted by applicable law: (a) the Warehouse Agent and the OpCo Agent hereby appoint each other as third party bailee with notice and acceptance for purposes of perfecting by possession their respective security interests and liens on the OpCo Collateral and Warehouse Collateral described hereunder; (b) in the event that the Warehouse Agent becomes aware that it has obtained possession of any of the OpCo Collateral, the Warehouse Agent shall notify the OpCo Agent of such fact, shall hold such OpCo Collateral in trust and shall transfer such OpCo Collateral to an OpCo Lockbox Account (if one has been established pursuant to this Agreement) or otherwise, to the applicable Originator; and (c) in the event that the OpCo Agent becomes aware that it has obtained possession of any of the Warehouse Collateral, the OpCo Agent shall notify the Warehouse Agent of such fact, shall hold such Warehouse Collateral in trust and shall deliver such Warehouse Collateral to the applicable Collection Account upon request.

         2.8. UCC Notices. In the event that the Warehouse Lenders or the Warehouse Agent shall be required by the UCC or any other applicable law to give notice to the OpCo Agent of any intended disposition of any Warehouse Collateral, such notice shall be given in accordance with Section 3.1 hereof and ten (10) days' notice shall be deemed to be commercially reasonable.

         2.9. Independent Credit Investigations. None of the Warehouse Lenders, the Warehouse Agent, the OpCo Lenders or the OpCo Agent or any of their respective directors, officers, agents or employees shall be responsible to the other or to any other person, firm or corporation for the solvency, financial condition or ability of the SPE , the Parent, ALC, any Originator or its Subsidiaries to repay the Warehouse Claim or the OpCo Claim, or for the worth of the Warehouse Collateral or the OpCo Collateral, or for statements of the Originators, the SPE or the Parent or its Subsidiaries, oral or written, or for the validity, sufficiency or enforceability of the Warehouse Claim, the OpCo Claim, the Warehouse Documents, the OpCo Loan Documents, the Warehouse Agent's interest in the Warehouse Collateral or the OpCo Agent's interest in the OpCo Collateral. The OpCo Lenders and the Warehouse Lenders have entered into their respective agreements with the Parent and its applicable Subsidiaries based upon their own independent investigations. None of the Warehouse Lenders, the Warehouse Agent, the OpCo Lenders or the OpCo Agent makes any warranty or representation to the other nor does it rely upon any representation of the other with respect to matters identified or referred to in this Section 2.9.

         2.10. Limitation on Liability of Parties to Each Other. Except as provided in this Agreement, neither party shall have any liability to any other party except for liability arising from the gross negligence or willful misconduct of such party or its representatives.

         2.11. Amendments to Financing Arrangements or to this Agreement. The OpCo Agent agrees to use reasonable efforts to give, concurrently with any written amendment or modification in the OpCo Loan Documents, prompt notice to the Warehouse Agent of the same and the Warehouse Agent agrees to use reasonable efforts to, concurrently with any written amendment or modification in the Warehouse Documents (including, without limitation, the

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addition of any Originator to the Sale Agreement besides ALS), notify the OpCo
Agent of the same; provided, however, that the failure to do so shall not create a cause of action against any party failing to give such notice or create any claim or right on behalf of any third party or affect any such amendment or modification. Each party hereto shall, upon reasonable request of the other party hereto, provide copies of all such modifications or amendments and copies of all other documentation relevant to the Warehouse Collateral or the OpCo Collateral. All modifications or amendments of this Agreement must be in writing and duly executed by an authorized officer of each party hereto to be binding and enforceable.

     2.12. Marshalling of Assets. Nothing in this Agreement will be deemed to require the Warehouse Agent (i) to proceed against any property securing the Warehouse Claim (or any other obligation or liability under the Warehouse Documents) prior to proceeding against other property securing such Claim or obligations or liabilities or against certain persons guaranteeing any such obligations or (ii) to marshal the Warehouse Collateral upon the enforcement of the Warehouse Agent's remedies under the Warehouse Documents. Nothing in this Agreement will be deemed to require the OpCo Agent (i) to proceed against any property securing the OpCo Claim (or any other obligation or liability under the OpCo Loan Documents) prior to proceeding against other property securing such Claim or obligations or liabilities or against certain persons guaranteeing any such obligations or (ii) to marshal the OpCo Collateral upon the enforcement of the OpCo Agent's remedies under the OpCo Loan Documents.

     2.13. Relative Rights. The OpCo Agent and the OpCo Lenders shall be entitled to rely on the power and authority of the Warehouse Agent to act on behalf of its principals to the extent the provisions hereof have the Warehouse Agent so act, and the Warehouse Agent and the Warehouse Lenders shall be entitled to rely on the power and authority of the OpCo Agent to act on behalf of its principals to the extent the provisions hereof have the OpCo Agent so act.

     2.14. Effect Upon OpCo Loan Documents and Warehouse Documents. Each of the Warehouse Agent and the OpCo Agent agrees that, as between themselves and their respective constituents, to the extent the terms and provisions of the OpCo Loan Documents or the Warehouse Documents are inconsistent with the terms and provisions of this Agreement, the terms and provisions of this Agreement shall control.

     2.15. Nature of the OpCo Claim and Modification of the OpCo Loan Documents. The Warehouse Agent, on behalf of the Warehouse Lenders, acknowledges that the OpCo Claim and other obligations and liabilities owing under the OpCo Loan Documents are, in part, revolving in nature and that the amount of such revolving indebtedness which may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed. The terms of the OpCo Loan Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by any of the Warehouse Lenders or the Warehouse Agent and without affecting the provisions of this Agreement. Without in any way limiting the foregoing, the Warehouse Agent, on behalf of the Warehouse Lenders, hereby agrees that the maximum amount of OpCo Claim and other obligations and liabilities owing under the OpCo Loan Documents may be increased at any time and from time to time to any amount.

     2.16. Nature of the Warehouse Claim and Modification of Warehouse Documents. The OpCo Agent acknowledges that the Warehouse Claim and other obligations and liabilities owing under the Warehouse Documents are, in part, revolving in nature and that the amount of such revolving obligations which may be outstanding at any time or from time to time may be increased or reduced and subsequently reincurred. The terms of the Warehouse Documents may be modified, extended or amended from time to time, and the amount thereof may be increased or reduced, all without notice to or consent by the OpCo Agent and without affecting the provisions of this Agreement. Without in any way limiting the foregoing, the OpCo Agent hereby agrees that the maximum amount of Warehouse Claim and other obligations and liabilities owing under the Warehouse Documents may be increased at any time and from time to time to any amount.

     2.17. Further Assurances; Adding Parties. Each of the parties agrees to take such actions as may be reasonably requested by any other party, whether before, during or after a Enforcement, in order to effect the rules of distribution and allocation set forth above in this Article 2 and to otherwise effectuate the agreements made in this Article. In addition, in the event any Originator other than ALS is added to the Sale Agreement, the Warehouse Agent agrees to require such new Originator to become a party hereto prior to or simultaneously with its addition to the Sale Agreement, and in the event any additional Subsidiaries of the Parent become guarantors under the OpCo Loan Documents, the OpCo Agent agrees to require such new guarantor to become a party hereto prior to or simultaneously with its addition to the Guarantee and Collateral Agreement.

     2.18. Non-Petition. To and until the date which is one year and one day after the later of the date the Warehouse Claim shall have been paid in full and the Warehouse Documents have been terminated, the OpCo Agent (on behalf of itself and the OpCo Lenders) agrees that it shall not consent to or vote for the filing of any petition in bankruptcy for the SPE.

     2.19. True Sale. The OpCo Agent, on behalf of the OpCo Lenders, agrees that it will not seek to challenge the characterization of the transfers of Warehouse Collateral pursuant to the Sale Agreement as being true sales or other outright conveyances thereof, and will not seek to substantively consolidate the SPE with the Parent or any of the Parent's other Subsidiaries.

                         ARTICLE 3.    MISCELLANEOUS

     3.1. Notices. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telecommunications and communication by facsimile copy) and mailed, transmitted or delivered, as to each party hereto, at its address set forth under its name on the signature pages hereof or at such other address as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective upon receipt, or, in the case of notice by mail, five (5) days after being deposited in the mails, postage prepaid, or in the case of notice by facsimile copy, when verbal confirmation of receipt is obtained, in each case addressed as aforesaid.

     3.2. Agreement Absolute. Each of the OpCo Lenders and the OpCo Agent shall be deemed to have entered into the OpCo Loan Documents in express reliance upon this Agreement. This Agreement shall be and remain absolute and unconditional under any and all circumstances, and no acts or omissions on the part of any party to this Agreement shall affect or impair the agreement of any party to this Agreement, unless otherwise agreed to in writing by all of the parties hereto. This Agreement shall be applicable both before and after the filing of any petition by or against the Parent or any of its Subsidiaries, Originators or the SPE under the Bankruptcy Code and all references herein to the Parent or any of its Subsidiaries, Originators or the SPE shall be deemed to apply to a debtor-in-possession for such party and all allocations of payments between the OpCo Agent, the OpCo Lenders, the Warehouse Lenders and the Warehouse Agent shall, subject to any court order to the contrary, continue to be made after the filing of such petition on the same basis that the payments were to be applied prior to the date of the petition.

     3.3. Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns. The successors and assigns for the Parent and its Subsidiaries shall include a debtor-in-possession or trustee of or for such party. The successors and assigns for the OpCo Lenders, the OpCo Agent, the Warehouse Lenders or the Warehouse Agent, as the case may be, shall include any successor OpCo Lender, OpCo Agent, Warehouse Lenders or the Warehouse Agent, as the case may be, appointed under the terms of the OpCo Loan Documents or the Warehouse Documents, as applicable. Each of the OpCo Agent and the Warehouse Agent agrees not to transfer any interest it may have in the OpCo Loan Documents or the Warehouse Documents, as applicable, unless such transferee has been notified of the existence of this Agreement and has agreed to be bound hereby. In the event that the financing provided under the OpCo Credit Agreement shall be refinanced, replaced or refunded, the Parent, ALC, the Originators, the Servicer, the SPE, the Warehouse Lenders, the OpCo Agent and the Warehouse Agent hereby agree, at the request of the Warehouse Agent or lenders under the credit facility that so refinances, replaces or refunds the financing under the OpCo Credit Agreement, to execute and deliver a new intercreditor agreement with such agent and/or lenders on substantially the same terms as herein provided. In the event that the financing provided under the Warehouse Documents shall be refinanced, replaced or refunded, the OpCo Agent hereby agrees, at the request of the agent or Warehouse Lenders under the facility that so refinances, replaces or refunds the financing under the Warehouse Documents, to execute and deliver a new intercreditor agreement with such agent and/or Warehouse Lender on substantially the same terms as herein provided.

     3.4. Beneficiaries. The terms and provisions of this Agreement shall be for the sole benefit of the parties hereto and their respective successors and assigns, and no other Person shall have any right, benefit, or priority by reason of this Agreement.

     3.5. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS (WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES) OF THE STATE OF NEW YORK.

     3.6. Waiver of Jury Trial. Each of the parties hereto hereby waives its respective rights to a jury trial of any action or proceeding arising out of or relating to this Agreement. This waiver is irrevocable and may not be modified either orally or in writing (other than by a mutual written waiver specifically referencing this section executed by all of the parties hereto).

     3.7. Section Titles. The article and section headings contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

     3.8. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

     3.9. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement.

                            [signature pages follow]

     IN WITNESS WHEREOF, the parties have caused this Intercreditor Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                      GENERAL ELECTRIC CAPITAL CORPORATION,
                      as OpCo Agent



                      By:_______________________________________________________
                      Name:_____________________________________________________
                      Title: Its Duly Authorized Signatory

                      Address:

                            500 West Monroe
                            Suite 1700
                            Chicago, Illinois 60661
                            Attention: Chad Blakeman
                            Telecopy: (312) 463-2273

                   [Signature Page to Intercreditor Agreement]

                      LEHMAN COMMERCIAL PAPER INC.,
                      as Warehouse Agent



                      By:_______________________________________________________
                      Name:_____________________________________________________
                      Title:


                      Address:

                            745 Seventh Avenue, 19th Floor
                            New York, New York 10019
                            Attention: Frank Turner
                            Telecopy: (212) 526-1463
                            Telephone: (646) 758-1986

                  [Signature Page to Intercreditor Agreement]

By its respective signature below: (i) each of the undersigned agrees that, upon receipt of an Enforcement Notice, it will be bound by the provisions of Section
2.1 with the same force and effect as if it were a direct signatory hereto, (ii) each of the Parent, ALC and the Originators agrees to be bound by the provisions of the second sentence of Section 2.17 of this Agreement with the same force and effect as if it were a direct signatory hereto, (iii) so long as Parent or any of its Subsidiaries is acting as the Servicer, each of the undersigned agrees that it will prepare, or cause the Servicer to prepare, the monthly reports required under Section 2.6 upon request of the Warehouse Agent or the OpCo Agent, and (iv) from and after delivery by the OpCo Agent of notice of an OpCo Event of Default pursuant to Section 2.6, each of the Parent, ALC and the Originators will establish one or more OpCo Lockbox Accounts in the name of ALS but subject to a first priority perfected security interest in favor of the OpCo Agent into which only the proceeds of OpCo Collateral and Dispositions thereof are deposited.

ALLIANCE LAUNDRY HOLDINGS LLC

By: ______________________________________
Name:
Title:

ALLIANCE LAUNDRY SYSTEMS LLC

By: ______________________________________
Name:
Title:


ALLIANCE LAUNDRY CORPORATION


By: ______________________________________
Name:
Title:

ALLIANCE LAUNDRY RECEIVABLES WAREHOUSE LLC


By: ______________________________________
Name:
Title:

                   [Signature Page to Intercreditor Agreement]